Exhibit 99.2

FOR IMMEDIATE RELEASE

Procera Networks Confirms Continued Revenue Growth and Significant Customer Wins with Results for the Quarter Ending September 30, 2008

LOS GATOS, Calif., Nov. 12, 2008 – Procera® Networks Inc. (AMEX: PKT), a developer of Evolved Deep Packet Inspection (DPI) solutions providing traffic awareness, control and protection for complex networks, announced its earnings for the fiscal quarter ending September 30, 2008 on a publicly available conference call held yesterday.

The company reported revenues of $2,689,173 for the quarter ending September 30, 2008 as compared with $1,645,657 for the quarter ending September 30, 2007, an increase of 63.4 percent.

Operating expenses in the quarter ending September 30, 2008 were $4,800,139, compared to $4,448,255 in the quarter ending September 30, 2007. Procera's net operating loss for the quarter ending September 30 was $(4,025,242), compared to a loss of $(3,418,454) for the quarter ending September 30, 2007. Cash, receivables, inventory, payables and accruals were $4,825,674, $3,204,549, $2,120,786, $1,250,770 and $1,345,146, respectively, on September 30, 2008 as compared to $8,594,225, $3,100,353, $866,112, $1,197,645 and $1,362,655, respectively, on September 30, 2007.

“I believe it is clear that Procera has turned the corner as a business and that 2009 is poised to be a breakout year for the DPI industry.  We intend to take full advantage of this opportunity”, stated Jim Brear, President and CEO.  “We are closing significant deals, we continue to innovate with new products that exceed customers’ requirements and we are focused on operational excellence – all important elements of our continued success”, he added.

Key Highlights for Q3 2008 include:

•	Total bookings of $3,400,000.

•	A good balance of revenue across all geographies with 33 new customers in Q3, 2008.

•	Revenue contribution from channel partners grew from 20% last year to over 55% in Q3, 2008, fueling overall growth.

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The transition to Tier 1 service providers is underway; the company closed 2 new Tier 1 service providers in Q3 2008.  Universities continued to choose Procera, with 27 new universities purchasing Procera products Q3 2008.

•	The company’s newest PacketLogic PL10000 Series accounts for over 50% of revenue from Q3 2008. Procera continues to innovate with new product introductions - the PL10002 and the PL7720.

An archive of the November 11, 2008 conference call will be available in the Investor Relations section of Procera's website, www.proceranetworks.com, beginning approximately Thursday, November 13, 2008.

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

About Procera Networks Inc.
Procera Networks Inc. delivers Evolved DPI solutions that give service providers awareness, control and protection of their applications and networks. Its core product suite, the PacketLogic line of platforms, leverages the company's advanced identification engine, DRDL™ (Datastream Recognition Definition Language), to provide accurate identification of network traffic in real-time. PacketLogic is deployed at more than 400 broadband service providers, telcos, governments and higher education campuses worldwide. Founded in 2002, Procera (AMEX: PKT) is based in Silicon Valley and has offices around the globe. More information is available at www.proceranetworks.com.

Press Contact
Jay Nichols, Sterling Communications, 1-415-992-3210, jnichols@sterlingpr.com

Investor Relations Contact
John Liviakis, Liviakis Financial Communications, Inc, 1-415-389-4670, john@liviakis.com

Safe Harbor Statement: This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 (the "Act"), including, without limitation, statements related to the future outlook for Procera Networks, Inc.’s (“Procera”) business, the development of new products and the general state of the DPI industry. In particular, when used in this press release, the words “will,” "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are based upon the company’s current expectations, are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, the ability of Procera to commercialize the applicable technology and introduce products and the acceptance of those products by the market, the ability of resellers to sell the Procera products, market conditions, the general acceptance of the Procera’s products and technologies, competitive factors, timing, and other risks described in the Procera’s annual report on Form 10-K for the year ended December 31, 2007 and subsequent quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission. Procera expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

Procera Networks is a registered trademark, and PacketLogic and DRDL are trademarks of Procera Networks, Inc. All rights reserved. All other products or brands mentioned are trademarks and/or service marks of their respective owners.

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Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com